                                                                    EXHIBIT 99.1


COLUMBUS, Ohio (October 29, 2003) Bancinsurance Corporation (NASDAQ: BCIS), a specialty insurance holding company, today reported results for the three months ended September 30, 2003. Net income increased to $750,175, or $0.15 per diluted share, for the third quarter 2003 from $92,670, or $0.02 per diluted share, for the same period last year.

The growth in net premiums earned for the third quarter 2003 was partially offset by higher claims and further strengthening of reserves in anticipation of increased loss experience in future quarters. The improvement in third quarter pre-tax income was primarily due to a net realized gain on investments versus a net realized loss on investments in 2002, and a pre-tax goodwill impairment charge of $179,000 recorded in the third quarter 2002 related to the dissolution of an affiliate.

John Sokol, President, commented. "We are encouraged by the increase in net premiums earned for the third quarter compared to last year. This was due to customer growth, especially among large financial institutions, and additional specialty insurance products. Nonetheless, we continue to experience higher claims from persistent weakness in the national economy, increased competition, and therefore narrower margins in our business. During this period, we are staying in close contact with customers and maintaining our underwriting standards. These efforts are expected to benefit the Company's performance when market conditions improve."

THIRD QUARTER RESULTS
Net premiums earned increased 36.0% to $15,770,717 for the third quarter 2003 from $11,598,795 the prior year. Strong growth was recorded in the Company's lender/dealer business with particular strength in the ULTIMATE LOSS INSURANCE(R) and creditor placed insurance products. Net premiums earned for these products rose 34.0% to $13,781,161 for the third quarter 2003 from $10,284,910 a year ago. This was primarily due to a $2,503,073 increase in ULTIMATE LOSS INSURANCE(R) premiums from new policies added during 2003 and rate and volume increases with existing customers. Higher levels of automobile lending by some of our large financial institution customers, driven by aggressive financing offers, was the primary cause of the increased volume. Creditor placed insurance, which was introduced in fourth quarter 2002, recorded net premiums earned of $993,178 for the third quarter 2003.

Net premiums earned for unemployment insurance protection and bail bond products rose 29.2% to $1,367,940 for the third quarter 2003, which is due to rate increases with existing customers and a new customer added during 2003. Guaranteed auto protection ("GAP") net premiums earned were $621,616 for the third quarter 2003 compared with $254,853 last year. This increase is attributable to purchases of GAP coverage by two large financial institution customers in 2003.

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Other revenue improved $715,372 to $1,745,977 for the third quarter 2003. The most significant factors contributing to this increase versus last year include a $620,792 favorable comparison regarding net realized gain on investments, an increase in net investment income of $60,409 benefiting from an increase in invested assets, and a $168,104 increase in codification and subscription fees attributable to government customers added during the second half of 2002. The growth in other revenue was partially offset by a $133,507 decline in management fees to $45,319 for the third quarter 2003 compared with a year ago. Higher unemployment insurance protection obligations related to the increased level of unemployment was the primary factor for this quarter-over-quarter decline.

Losses and loss adjustment expenses, net of reinsurance recoveries, rose 33.6% to $11,997,823 for the third quarter 2003 from $8,979,573 last year. The largest increase was in the Company's lender/dealer business due to the significant growth in premiums combined with higher frequency of claims as a result of persistent weakness in the national economy. This weakness was reflected in higher loan defaults, bankruptcies and automobile repossessions among the Company's customers. However, the increased frequency of losses and loss adjustment experience was partially offset by a decrease in the severity of losses and loss adjustment experience. GAP losses and loss adjustment expenses were higher due to the substantial growth in premiums combined with increased severity of claims, which was negatively impacted by the lower residual value for used automobiles. This creates a larger outstanding balance between the customer's loan or lease and the amount of primary insurance coverage. Additional reserve strengthening for unemployment insurance protection and bail bond products combined with higher benefit payments due to rising unemployment protection obligations increased losses and loss adjustment expenses for the third quarter 2003 compared with a year ago.

Other expenses increased 29.9% to $4,591,015 for the third quarter 2003. The most significant factor was a $957,136 unfavorable comparison regarding experience rating adjustments due primarily to loss development in our lender/dealer products line. Experience rating adjustments are calculated and adjusted from period to period based on policy experience to date and premium growth. Commission expense for the third quarter 2003 remained relatively unchanged compared to a year ago primarily due to ceding commissions associated with our creditor placed insurance product and commission rate adjustments. Other insurance operating expenses rose $51,380 to $1,259,660 due to higher premium taxes, salaries and benefits compared with the same period last year. The increase in codification and subscription expense of $226,404 was primarily attributable to increases in salaries, outside printing, supplies and consulting fees. A pre-tax goodwill impairment charge of $179,000 was recorded in the third quarter of 2002 related to the dissolution of an affiliate.

NINE MONTH RESULTS
Net premiums earned increased 37.0% to $42,027,483 for the nine months ended September 30, 2003 primarily due to growth in the lender/dealer business. ULTIMATE LOSS INSURANCE(R) and creditor placed insurance products grew $9,422,382 during the first nine months of 2003 compared with the same period last year. Creditor placed insurance, introduced in fourth quarter 2002, represents $3,895,719 of the increase. Unemployment and bail bond net premiums earned rose 23.0% to $4,253,795 for the first nine months of 2003 compared with last year, while GAP insurance products improved to $1,730,329 for the first nine months of 2003 from $602,909 a year ago.

The most significant changes in other revenue included net realized gain on investments of $839,008 for the first nine months of 2003 versus net realized loss on investments of $398,529 last year. Net investment income increased $216,655 to $1,217,287 for the nine months ended September 30, 2003. Codification and subscription fees rose to $2,669,797 for the first nine months of 2003 from $2,259,726 a year ago. Management fees declined to $244,742 for the year-to-date period from $638,692 for the first nine months of 2002.

Losses and loss adjustment expenses, net of reinsurance recoveries, were $27,931,640 for the first nine months of 2003 compared with $20,922,965 last year. The experience rating adjustment increased $2,898,890 for the first nine months of this year compared to a year ago. This adjustment is primarily influenced by lender/dealer policy experience to date and premium growth. Commission expense for the nine months ended September 30, 2003 remained relatively unchanged compared to the same period a year ago. Other insurance operating expenses rose to $3,953,085 for the 2003 year-to-date period from $2,961,806 a year ago.

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Net income increased to $2,925,306, or $0.58 per diluted share, for the first nine months of 2003 versus $582,247, or $0.11 per diluted share, a year ago. The 2003 comparison with last year is influenced by the Company's adoption of SFAS 142 "Goodwill and Other Intangible Assets" in first quarter 2002. This resulted in a net after-tax impairment charge of $1,481,858, or $0.25 per diluted share.

COMBINED RATIO
The Company's specialty insurance products are underwritten by Ohio Indemnity Company ("Ohio Indemnity"), a wholly owned subsidiary. Ohio Indemnity's combined ratio was 94.4% for the first nine months of 2003 versus 93.1% a year ago. The loss ratio declined to 66.5% for the first nine months of this year compared with 68.2% in 2002 principally due to the growth in premiums earned. Reserves were further strengthened in anticipation of higher losses due to prolonged weakness in the national economy. The expense ratio increased to 27.9% for the first nine months of 2003 from 24.9% a year ago due to the increase in the experience rating adjustment which was partially offset by the decrease in commission expense as a percentage of earned premiums.

INVESTMENT PORTFOLIO
Total investments increased 41.7% to $75,062,045 at September 30, 2003 compared with $52,987,354 at December 31, 2002. Preferred stock increased $10,806,051 to $11,723,351 at September 30, 2003, which principally includes $11,000,000 of variable rate preferred stock with reset provisions at par. Additionally, available for sale fixed maturities increased $8,174,029, short-term investments increased $1,505,390, and common stock was $728,613 higher than year-end 2002.

Net realized gain on investments was $371,948 for third quarter 2003 versus a net realized loss on investments of $248,844 the prior year. For the 2003 year-to-date period, net realized gain on investments was $839,008 compared with a net realized loss on investments of $398,529 for the same period a year ago. There were $13,238 and $62,566 in impairment charges included in net realized gain on investments for the third quarter and first nine months of 2003, respectively.

Net investment income for the third quarter and first nine months of 2003 benefited from the solid increase in invested assets, which was partially offset by lower interest rates and yields on the investment portfolio.

SHAREHOLDERS' EQUITY
Shareholders' equity was $31,779,720 at September 30, 2003 versus $28,901,838 at year-end 2002. The $2,925,305 increase in retained earnings and $324,282 increase in unrealized gains, net of tax and reclassification adjustment, were partially offset by a $371,705 increase in treasury shares for the nine months ended September 30, 2003. Book value per share was $6.46 at September 30, 2003 versus $5.78 at December 31, 2002.

BANCINSURANCE CORPORATION
Bancinsurance Corporation, headquartered in Columbus, Ohio, is principally engaged through its property/casualty insurance subsidiary, Ohio Indemnity Company, in underwriting specialty insurance. Lender/dealer insurance products protect banks and other lenders against risk arising from theft or damage to certain loan collateral where the borrower has failed to secure or maintain adequate insurance coverage. The Company's surety products include bonds for unemployment insurance servicing commitments for national administrative firms that perform services for non-profit organizations as well as bail bond coverage.

With the exception of historical information, this press release includes forward-looking statements that involve risks and uncertainties, which have been detailed from time to time in the Company's Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended December 31, 2002. Actual results may differ materially from management's expectations. All forward-looking statements made in this press release are based on information presently available to management of the Company. The Company assumes no obligation to update any forward-looking statements.


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                            BANCINSURANCE CORPORATION
                                AND SUBSIDIARIES

                        Consolidated Statements of Income
                                   (Unaudited)


                                                                   Three Months Ended                  Nine Months Ended
                                                                      September 30,                     September 30,
Income:                                                         2003               2002           2003                 2002
                                                            ------------      ------------     ------------        ------------
   Net premiums earned....................................  $ 15,770,717      $ 11,598,795     $ 42,027,483        $ 30,683,481
   Net investment income..................................       412,290           351,881        1,217,287           1,000,632
   Net realized gain (loss) on investments................       371,948          (248,844)         839,008            (398,529)
   Codification and subscription fees.....................       913,121           745,017        2,669,797           2,259,726
   Management fees........................................        45,319           178,826          244,742             638,692
   Other income   ........................................         3,299             3,725           60,148             171,860
                                                            ------------      ------------     ------------        ------------
         Total revenue....................................    17,516,694        12,629,400       47,058,465          34,355,862
                                                            ------------      ------------     ------------        ------------

Losses and operating expenses:
   Losses and loss adjustment expenses....................    14,032,162         8,966,372       32,315,123          21,084,260
   Reinsurance recoveries.................................    (2,034,339)           13,201      (4,383,483)            (161,295)
   Experience rating adjustments..........................      (56,140)        (1,013,276)       2,100,201            (798,689)
   Commission expense.....................................     2,094,468         2,086,527        5,419,756           5,370,829
   Other insurance operating expenses.....................     1,259,660         1,208,280        3,953,085           2,961,806
   Codification and subscription expenses.................       904,483           678,079        2,530,466           1,886,995
   General and administrative expenses....................       388,544           396,594        1,135,002             946,640
   Goodwill impairment....................................          -              179,000             -                179,000
                                                            ------------      ------------     ------------        ------------
         Total expenses...................................    16,588,838        12,514,777       43,070,150          31,469,546
                                                            ------------      ------------     ------------        ------------

         Income before federal income taxes and cumulative
         effect of change in accounting principle.........       927,856           114,623        3,988,315           2,886,316

Federal income tax expense................................       177,681            21,953        1,063,009             822,211
                                                            ------------      ------------     ------------        ------------

         Income before cumulative effect of
         change in accounting principle...................       750,175            92,670        2,925,306           2,064,105

Cumulative effect of change in accounting principle.......          -                -                 -             (1,481,858)
                                                            ------------      ------------     ------------        ------------

         Net income.......................................  $    750,175      $     92,670     $  2,925,306        $    582,247
                                                            ============      ============     ============        ============

Basic net income per share:
   Before cumulative effect of change in accounting
     principle............................................  $        .15      $        .02     $        .58        $        .37
   Cumulative effect of change in accounting principle....          -                -                 -                   (.26)
                                                            ------------      ------------     ------------        ------------
      Basic net income per share..........................  $        .15      $        .02     $        .58        $        .11
                                                            ============      ============     ============        ============

Diluted net income per share:
   Before cumulative effect of change in accounting
     principle............................................  $        .15      $        .02     $        .58        $        .36
   Cumulative effect of change in accounting principle....          -                -                 -                   (.25)
                                                            ------------      ------------     ------------        ------------
      Diluted net income per share........................  $        .15      $        .02     $        .58        $        .11
                                                            ============      ============     ============        ============




                                                                           September 30, 2003
                                                                              (Unaudited)       December 31, 2002
                                                                           ------------------   -----------------
Shareholders' equity......................................                   $  31,779,720        $   28,901,838
Total assets..............................................                   $ 104,920,682        $   72,455,204


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